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                                                              Exhibit 99.2(h)(i)

                UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT


         AGREEMENT made this 16th day of January, 2001, between SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND, a Delaware business trust (the "Fund"), and SCUDDER WEISEL CAPITAL LLC, a Delaware limited liability company ("SWC").


         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Fund hereby appoints SWC to act as distributor of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may: (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company for which SWC shall act as distributor who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company. SWC shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotions as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. SWC may also provide some of the above services for the Fund.

         2. If the Fund has also appointed or appoints another broker-dealer to serve as a distributor, whether in the United States or abroad, SWC and such other broker-dealer shall be co-distributors of shares.

         3. SWC accepts such appointment as distributor and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. SWC shall for all purposes herein provided unless otherwise specified be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. SWC, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of SWC to the Fund under this Agreement are not to be deemed exclusive, and SWC shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby. SWC represents that it is a registered security dealer and a member in good standing of the National Association of Securities Dealers, Inc.

         4. In carrying out its duties and responsibilities hereunder, SWC may, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion and other



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distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by SWC and not the Fund. SWC may also delegate its authority hereunder to another broker-dealer to appoint Firms to engage in the sale of shares of the Fund, subject to the supervision of SWC and consistent with the terms of this Agreement.

         5. SWC shall use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Fund's currently effective registration statement, including the prospectus and the statement of additional information and any supplements or amendments thereto ("Registration Statement") and the Fund's organizational documents, provided, however, that SWC may in its discretion refuse to accept orders for shares from any particular applicant. Without limiting the foregoing, SWC agrees to sell shares only to investors who are a "Qualified Client" as that term is defined in the Prospectus and in Rule 205-3 under the Investment Advisers Act of 1940, and to impose this requirement as a condition of the sales activity of any Firm or other person with whom SWC enters into a selling group arrangement with respect to the shares.

         6. SWC shall sell shares of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the Fund's Registration Statement, as SWC may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund. In addition to sales made by it as agent of the Fund, SWC may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling group agreements.

         7. Shares of any class of the Fund offered for sale or sold by SWC shall be so offered or sold at a price per share determined in accordance with the Registration Statement. The price the Fund shall receive for all shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares, except with respect to shares sold during the Initial Offering Period, as defined in the Prospectus, which shall be offered and sold at the price set forth therein. Any excess of the sales price over the net asset value of the shares of the Fund sold by SWC as agent shall be retained by SWC as a commission for its services hereunder. SWC may compensate Firms for sales of shares at the commission levels provided in the Registration Statement from time to time. SWC may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as SWC shall determine from time to time consistent with applicable regulations. SWC shall be entitled to receive and retain any applicable early withdrawal charge as described in the Registration Statement. SWC shall also receive any distribution fees payable by the Fund as provided in the Fund's plan of distribution with respect to any class of shares, as amended from time to time, and any services fees payable by the Fund as provided in the Fund's service plan with respect to any class of shares, as amended from time to time (each, a "Plan").

         8. SWC will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable,




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of the Fund's shares, and neither SWC nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

         9. The Fund will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as SWC shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

         10. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as SWC may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to SWC from time to time such information with respect to the Fund and its shares as SWC may reasonably request for use in connection with the sale of shares of the Fund.

         11. SWC shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, SWC will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as SWC may specify.

         12. SWC shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. SWC will not make, or authorize Firms or others to make: (a) any short sales of shares of the Fund; or
(b) any sales of such shares to any Board member or officer of the Fund or to any officer or Board member of SWC or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such shares. SWC, on behalf of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the Registration Statement. In selling or repurchasing shares of the Fund for the account of the Fund, SWC will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or repurchase, as the case may be, and SWC will observe and be bound by all the provisions of the Registration Statement and the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, as amended) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of SWC hereunder.

         13. SWC agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i)



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may be based upon any wrongful act by SWC or any of SWC's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by SWC, or (iii) may be incurred or arise by reason of SWC's acting as the Fund's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is SWC's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of reckless disregard of obligations and duties under this Agreement or (ii) is SWC to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified SWC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify SWC of any such claim shall not relieve SWC from any liability which SWC may have to the Fund or any other person against whom such action is brought otherwise than on account of SWC's indemnity agreement contained in this paragraph. SWC shall be entitled to participate, at SWC's own expense, in the defense, or, if SWC so elects, to assume the defense of any suit brought to enforce any such liability, but if SWC elects to assume the defense, such defense shall be conducted by counsel chosen by SWC and satisfactory to the Fund, to its officers and Board members, and to any controlling person or persons, defendant or defendants in the suit. In the event SWC elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case SWC does not elect to assume the defense of any such suit, SWC will reimburse the Fund, such officers and Board members and controlling person or persons, defendant or defendants in such suit for reasonable fees and expenses of any counsel retained by them. SWC agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Fund shall not, without the prior written consent of SWC, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of SWC from all liability on claims that are the subject matter of such action, suit or proceeding.

         14. The Fund agrees to indemnify and hold harmless SWC and each of SWC's directors and officers and each person, if any, who controls SWC within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which SWC or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the




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Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to SWC by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or any other person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against SWC or any such director, officer or controlling person unless SWC or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon SWC or upon such director, officer or controlling person (or after SWC or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to SWC, its directors, officers or controlling person or persons, by defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, SWC, its directors, officers or controlling person or persons, defendant or defendants in such suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse SWC or such directors, officers or controlling person or persons, defendant or defendants in the suit, for reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify SWC promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. SWC shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either SWC is or could have been a party and indemnity has or could have been sought hereunder by SWC, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

         15. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by SWC under this Agreement or a Plan. Without limiting the following, the Fund will pay all fees and expenses in connection with the registration of the Fund and its shares under the United States securities laws and the registration and qualification of shares for sale in various jurisdictions in which the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions) ("Blue Sky Expenses"). SWC will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with SWC) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in




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connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), and (b) expenses of advertising in connection with such offering.

         16. No transfer taxes, if any, which may be payable in connection with the issue or delivery of shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and SWC will bear all such transfer taxes.

         17. This Agreement shall become effective on the date first written above and shall continue for a period of two years after such date; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

         18. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by SWC on sixty (60) days' written notice to the other party. The indemnity provisions contained herein shall remain operative and in full force and effect regardless of any termination of this Agreement. The Fund may effect termination with respect to any class of the Fund by a vote of (i) a majority of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of a Plan, this Agreement, or in any other agreement related to a Plan, or (ii) a majority of the outstanding voting securities of such class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon SWC's failure to fulfill any of its obligations hereunder.

         19. All material amendments to this Agreement must be approved by a vote of a majority of the Board, and of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of a Plan, this Agreement or in any other agreement related to a Plan, cast in person at a meeting called for such purpose.

         20. The terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

         21. SWC shall receive such compensation for its distribution services as set forth in the Registration Statement. Termination of this Agreement shall not affect the right of SWC to receive payments on any unpaid balance of any compensation earned prior to such termination.

         22. Notwithstanding anything in this Agreement to the contrary, SWC shall be contractually bound hereunder by the terms of any publicly announced waiver of or cap on the compensation received for its services under a Plan or by the terms of any written document provided to the Board of the Fund announcing a waiver or cap, as if such waiver or cap were fully set forth herein.

         23. SWC will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund shares any statements other than those




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contained in the Registration Statement, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. SWC will furnish the Fund with copies of all such material.

         24. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         25. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         26. All parties hereto are expressly put on notice of the Fund's Declaration of Trust, and all amendments thereto, all of which are contained in the Registration Statement and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by SWC for recovery of any liability of the Fund arising hereunder allocated to a particular class, whether in accordance with the express terms hereof or otherwise, SWC shall have recourse solely against the assets of that class to satisfy such claim and shall have no recourse against the assets of any other class for such purpose.

         27. This Agreement shall be construed in accordance with applicable federal law and with the laws of the State of Delaware.

         28. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the Fund and SWC have caused this Agreement to be executed as of the day and year first above written.

SCUDDER WEISEL CAPITAL ENTREPRENEURS FUND


By:    /s/ Peter H. Mattoon
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       Peter H. Mattoon

Title: President
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SCUDDER WEISEL CAPITAL LLC

By:    /s/ Boyd Fellows
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       Boyd Fellows

Title: Chief Executive Officer
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